AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  MAY 5, 2006

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DITECH COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2935531
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

825 E. MIDDLEFIELD ROAD

MOUNTAIN VIEW, CA 94043

(650) 623-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2005 NEW RECRUIT STOCK OPTION PLAN

(Full title of the plan)

TIMOTHY K. MONTGOMERY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

c/o DITECH COMMUNICATIONS CORPORATION

825 E. MIDDLEFIELD ROAD

MOUNTAIN VIEW, CA 94043

(650) 623-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Brett D. White, Esq.

COOLEY GODWARD LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share	300,000	$9.45	(2)	$2,835,000	(2)	$304
Preferred Share Purchase Rights	300,000		(3)		(3)		(3)

(1)           This Registration Statement shall cover any additional shares of Common Stock or Preferred Share Purchase Rights which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon $9.45, the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq Stock Market for May 1, 2006, for shares available for future grant under the Company’s 2005 New Recruit Stock Option Plan.

(3)           Preferred Share Purchase Rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 300,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 New Recruit Stock Option Plan, as amended.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statement on Form S-8 (File No. 333-129983) filed by Ditech Communications Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 29, 2005 are incorporated by reference herein.

EXHIBITS

Exhibit
Number	Description

3.1(1)	Restated Certificate of Incorporation of Ditech.

3.2(2)	Bylaws of Ditech, as amended and restated on March 28, 2002.

3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1(4)	Specimen Stock Certificate.

4.2 (3)	Rights Agreement, dated as of March 26, 2001 among Ditech Communications Corporation and Wells Fargo Bank Minnesota, N.A.

4.3(3)	Form of Rights Certificate.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	2005 New Recruit Stock Option Plan, as amended.

(1)           Incorporated by reference from the exhibit with corresponding description from Ditech’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2000, filed December 13, 2000.

(2)           Incorporated by reference from the exhibit with corresponding description from Ditech’s Annual Report on Form 10-K for the fiscal year ended April 30, 2002, filed July 29, 2002.

(3)           Incorporated by reference from the exhibit with corresponding description from Ditech’s Current Report on Form 8-K, filed March 30, 2001.

(4)           Incorporated by reference from the exhibits with corresponding description from Ditech’s Registration Statement (File No. 333-75063), declared effective on June 9, 1999.

(5)           Incorporated by reference from the exhibit with corresponding description from Ditech’s Current Report on Form 8-K, filed February 9, 2006.

UNDERTAKINGS

1.             The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on May 3, 2006.

DITECH COMMUNICATIONS CORPORATION

By:	/s/ TIMOTHY K. MONTGOMERY
Timothy K. Montgomery
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy K. Montgomery and William J. Tamblyn, or either of them, each with the power of substitution, his or her attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY K. MONTGOMERY	Chairman of the Board, President	May 3, 2006
Timothy K. Montgomery	and Chief Executive Officer
(Principal Executive Officer)

/s/ WILLIAM J. TAMBLYN	Vice President of Finance, Chief	May 3, 2006
William J. Tamblyn	Financial Officer and Secretary
(Principal Financial and
Accounting Officer)

/s/ GREGORY M. AVIS	Director	April 24, 2006
Gregory M. Avis

/s/ EDWIN L. HARPER	Director	May 3, 2006
Edwin L. Harper

/s/ WILLIAM A. HASLER	Director	May 3, 2006
William A. Hasler

/s/ ANDREI M. MANOLIU	Director	May 3, 2006
Andrei M. Manoliu

/s/ DAVID M. SUGISHITA	Director	May 3, 2006
David M. Sugishita

EXHIBIT INDEX

Exhibit
Number	Description

3.1(1)	Restated Certificate of Incorporation of Ditech.

3.2(2)	Bylaws of Ditech, as amended and restated on March 28, 2002.

3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1(4)	Specimen Stock Certificate.

4.2 (3)	Rights Agreement, dated as of March 26, 2001 among Ditech Communications Corporation and Wells Fargo Bank Minnesota, N.A.

4.3(3)	Form of Rights Certificate.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	2005 New Recruit Stock Option Plan, as amended.

(1)           Incorporated by reference from the exhibit with corresponding description from Ditech’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2000, filed December 13, 2000.

(2)           Incorporated by reference from the exhibit with corresponding description from Ditech’s Annual Report on Form 10-K for the fiscal year ended April 30, 2002, filed July 29, 2002.

(3)           Incorporated by reference from the exhibit with corresponding description from Ditech’s Current Report on Form 8-K, filed March 30, 2001.

(4)           Incorporated by reference from the exhibits with corresponding description from Ditech’s Registration Statement (File No. 333-75063), declared effective on June 9, 1999.

(5)           Incorporated by reference from the exhibit with corresponding description from Ditech’s Current Report on Form 8-K, filed February 9, 2006.